Exhibit 2.1

Merger Agreement and Plan of Reorganization dated March 5, 2015 by and among by and among

Aurios Inc., iPayMobil, Inc. and ZipRemit Credit Corp.

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

AURIOS INC.,

ZIPREMIT CREDIT CORP.

AND

IPAYMOBIL, INC.,

MERGER AGREEMENT AND PLAN OF REORGANIZATION

This MERGER Agreement and Plan of Reorganization (hereinafter, the “Agreement”) is entered into as of the 5th day of March 2015 (the “Execution Date”), by and among Aurios Inc., an Arizona corporation (hereinafter, “Aurios”), ZipRemit Credit Corp., a newly-formed Nevada corporation and wholly-owned subsidiary of Aurios (hereinafter, “ZipRemit Sub”), on the one hand, and iPayMobil, Inc., an Arizona corporation (hereinafter, “iPayMobil” or the “Surviving Subsidiary”), on the other hand, with reference to the facts set forth in the Recitals below.

RECITALS

A. Purpose. Aurios desires to acquire iPayMobil as a wholly-owned subsidiary and to issue shares of Aurios Common Stock (defined below) to the stockholders of iPayMobil upon the terms and conditions set forth herein. ZipRemit Sub is a newly formed, wholly-owned subsidiary corporation of Aurios that shall be merged with and into iPayMobil, whereupon iPayMobil shall become the surviving corporation of said merger (the “Merger”) and a wholly-owned subsidiary of Aurios. ZipRemit Sub and iPayMobil are sometimes collectively hereinafter referred to as the “Constituent Corporations.” Upon the execution of the Merger, Aurios shall change its name to “ZipRemit, Inc.” and ZipRemit Sub, Aurios’ wholly-owned subsidiary, shall continue as “ZipRemit Credit Corp.” Substantially concurrent with the Merger, Aurios will reincorporate in Nevada, or re-domicile as an Arizona corporation to a Nevada corporation.

B. Board and Stockholder Approvals. The board(s) of directors of Aurios, ZipRemit Sub and iPayMobil, respectively, deem it advisable and in the best interests of each corporation and their respective stockholders that ZipRemit Sub merge with and into iPayMobil pursuant to the Agreement, the Nevada Certificate of Merger (which is substantially in the form attached hereto as Exhibit A) and the applicable provisions of the law (such transaction hereafter referred to as the “Merger”).

C. Capitalization of Aurios. Aurios has an authorized capitalization consisting of (i) ninety million (90,000,000) shares of common stock, no par value, of which four million five hundred ninety thousand five hundred (4,597,500) shares are issued and outstanding (the “Aurios Common Stock”) as of the date hereof and (ii) ten million (10,000,000) shares of preferred stock, no par value, of which none are issued and outstanding (the “Aurios Preferred Stock”) as of the date hereof.

D. Capitalization of ZipRemit Sub. ZipRemit Sub has an authorized capitalization consisting of one thousand (1,000) shares of common stock, $0.001 par value, of which one thousand (1,000) shares are issued and outstanding as of the date hereof and owned by Aurios, its sole stockholder.

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E. Capitalization of iPayMobil. iPayMobil has an authorized capitalization consisting of (i) two hundred million (200,000,000) shares of common stock, no par value, of which eighty-six million three hundred twenty-two thousand (86,322,000) shares are issued and outstanding (the “iPayMobil Common Stock”) as of the date hereof, (ii) two million two hundred thousand (2,200,000) shares of common stock, no par value of iPayMobil, issuable upon conversion of certain debt instruments (the “iPayMobil Convertible Debt Common Stock Equivalents”), and (iii) five million five hundred eighty-three thousand three hundred thirty-two (5,583,332) issued and outstanding common stock purchase warrants, exercisable into five million five hundred eighty-three thousand three hundred thirty-two (5,583,332) shares of common stock, no par value of iPayMobil, with exercise prices of $0.25 per share and $0.50 per share (the “iPayMobil Warrants”). All of the foregoing iPayMobil Convertible Debt Common Stock Equivalents, iPayMobil Warrants, and underlying shares to be issued by iPayMobil prior to the Merger shall be exchanged for Aurios Convertible Debt Common Stock Equivalents or Aurios Warrants in the Merger on the same basis as the outstanding securities of iPayMobil Common Stock exchanged pursuant to the Merger and as set forth specifically in Section (c) below. Furthermore, iPayMobil has no options, option plans or preferred stock authorized.

F. Filing of the Aurios Amended Articles. Prior to the closing of the Merger, the board of directors of Aurios shall seek to obtain, in compliance with all applicable regulations, stockholder approval in order to duly authorize, effectuate and file the Aurios Amended Articles (defined below) with the Arizona Secretary of State, attached hereto as Exhibit B.

G. Additional Issuances of Aurios Common Stock Prior to the Merger. It is contemplated that prior to the closing of the Merger, Aurios may issue additional shares of Aurios Common Stock to accredited investors who may subscribe for shares of Aurios Common Stock currently being offered through a private placement memorandum.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

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AGREEMENT

1. Plan of Reorganization. The parties to this Agreement do hereby agree that ZipRemit Sub shall be merged with and into iPayMobil upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes and the Arizona General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

2. Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, ZipRemit Sub shall be merged with and into iPayMobil as of the Effective Date (the terms “Closing” and “Effective Date” are defined in Section 6 hereof). iPayMobil shall become the surviving corporation and the separate existence of ZipRemit Sub shall cease when the Merger becomes effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a) Corporate Existence.

(1) Commencing with the Effective Date, the Surviving Subsidiary shall reincorporate its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Subsidiary by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Subsidiary.

(2) At the Effective Date, (i) the Certificate of Incorporation and the Bylaws of iPayMobil, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and Bylaws of the Surviving Subsidiary, as it shall be reconstituted and reincorporated in Nevada; (ii) the members of the board of directors of iPayMobil holding office immediately prior to the Effective Date shall remain as the members of the board of directors of the Surviving Subsidiary (if on or after the Effective Date a vacancy exists on the board of directors of the Surviving Subsidiary, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Subsidiary); and (iii) until the board of directors of the Surviving Subsidiary shall otherwise determine, all persons who held offices of iPayMobil at the Effective Date shall continue to hold the same offices of the Surviving Subsidiary.

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(b) Events Occurring Prior to the Closing.

(1) On March 5, 2015, Aurios’ board of directors unanimously approved, and recommends that its stockholders approve, the Amended and Restated Articles of Incorporation of Aurios in the form attached hereto as Exhibit B (the “Aurios Amended Articles”) to the Company’s Articles of Incorporation, as previously amended, to implement, if and when the Aurios board of directors (the “Board”) deems appropriate, a reverse stock split of the capital stock of Aurios at a ratio of between 1-for-1,000 and 1-for-2, to be effective at the time that the Aurios Amended Articles are filed with the Secretary of State of the State of Nevada (the “Reverse Stock Split”) upon the re-domicile and reincorporation of Aurios. The Board, at its discretion, may effectuate the Reverse Stock Split for a period beginning on the date the Reverse Stock Split is approved by its stockholders and expiring on the earlier of the date of Aurios’ 2016 Annual Meeting of Stockholders or April 6, 2016. This proposal may be abandoned by the Board, without further action by the stockholders, at any time before or after the Annual Meeting and prior to the date and time at which the Reverse Stock Split becomes effective (or filed with the Secretary of State) (the “Effective Date”) if for any reason the Board deems it advisable to abandon the proposal. No fractional shares will be issued, and any Aurios stockholder holding less than one whole share of Aurios Common Stock after the Reverse Stock Split shall be paid either in cash, rounding up to the nearest whole cent, who otherwise would have received a fractional share as a result of the Reverse Stock Split, or in shares rounded to the nearest whole share, at the discretion of the Board;

(2) Prior to the Effective Date of the Merger, the Board and stockholders of Aurios shall duly authorize this Agreement and the Amended and Restated Articles of Incorporation of Aurios in the form attached hereto as Exhibit B (the “Aurios Amended Articles”) so that Aurios shall have an authorized capitalization consisting of one hundred ninety million (190,000,000) shares of common stock, no par value (the “Amended Aurios Common Stock”), of which, no more than four million five hundred ninety-seven thousand five hundred (4,597,500) shares will be issued and outstanding (on a pre-Reverse Stock Split basis) as of the Effective Date of the Merger (which does not include 500,000 pre-Reverse Stock Split common shares, no par value, which are to be issued after the Merger for legal services), and ten million (10,000,000) shares of preferred stock, no par value (the “Amended Aurios Preferred Stock”), of which, none will be issued and outstanding as of the Effective Date of the Merger. Upon receipt of the necessary stockholder approval (which Aurios covenants to obtain), the Board of Aurios shall cause the Aurios Amended Articles to be filed with the Arizona Secretary of State.

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(3) It is currently contemplated that prior to the Effective Date of the Merger, both Aurios and iPayMobil shall (i) close its private offerings and any other compensatory issuances under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which Aurios and iPayMobil may issue additional shares of their common stock (the “Private Placement”). All shares of iPayMobil common stock issued as part of its Private Placement shall be added to the shares of iPayMobil that are outstanding at the time of the Merger and shall be converted or exchanged in the Merger in accordance with Section 2(c)(1) below.

(c) Conversion of Securities.

As of the Effective Date and without any action on the part of Aurios, ZipRemit Sub, iPayMobil or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1) Each share of iPayMobil Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of Aurios Common Stock. All such shares of iPayMobil Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of Amended Aurios Common Stock, respectively, into which such shares of iPayMobil Common Stock were converted. The holders of such certificates previously evidencing shares of iPayMobil Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of iPayMobil Common Stock except as otherwise provided herein or by law;

(2) Any shares of iPayMobil capital stock held in the treasury of iPayMobil immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(3) Each share of capital stock of ZipRemit Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one (1) share of common stock of the Surviving Subsidiary, which shall be wholly-owned by Aurios.

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(d) Other Matters.

(1) Upon the effectiveness of the Merger, each outstanding common stock warrant, common stock equivalent represented by conversion rights to such convertible debt to purchase iPayMobil Common Stock (specifically the iPayMobil Warrants and iPayMobil Convertible Debt Common Stock Equivalents), whether or not then exercisable, shall be converted into an option or warrant, debt conversion right to purchase (in substitution for each share of iPayMobil Common Stock subject to an iPayMobil common stock purchase warrant or debt conversion right) one (1) share of Aurios Common Stock at a price equal to the exercise or conversion price in effect for such iPayMobil security immediately prior to the Merger. All other terms and conditions of each iPayMobil option or warrant, debt conversion right shall remain the same and assumed by Aurios.

(2) At the Closing, the number of directors of Aurios will be increased to three (3). The then-existing directors of Aurios shall then nominate and elect to the Board of Aurios the three persons (of which one vacancy will exist) designated by iPayMobil or its officers, and all of the persons serving as directors and officers of Aurios immediately prior to the Closing shall thereafter resign from all of their positions with Aurios, effective immediately as of the Closing, and the newly designated directors (the Board) shall commence at that time their respective terms of office.

3. Delivery of Common Shares. On or as soon as practicable after the Effective Date, iPayMobil will use reasonable efforts to cause all holders of iPayMobil Common Stock, including the holders of iPayMobil Common Stock acquired in the Private Placement (collectively, the “iPayMobil Stockholders”), to surrender to Aurios’ transfer agent for cancellation certificates representing their shares of iPayMobil Common Stock against delivery of certificates representing the shares of Amended Aurios Common Stock for which the iPayMobil shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented iPayMobil Common Stock shall be deemed for all intent and corporate purposes to evidence ownership of the same number of shares of Amended Aurios Common Stock into which the shares of iPayMobil Common Stock represented by such iPayMobil certificate shall have been so converted.

4. Representations of iPayMobil. iPayMobil hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date, and upon which joint counsel in connection with the Merger for Aurios and iPayMobil, Krueger, LLP, may rely:

(a) As of the date hereof, the total number of shares of iPayMobil Common Stock issued and outstanding is eighty-six million three hundred twenty-two thousand (86,322,000), and no shares of iPayMobil Preferred Stock authorized. Other than the shares of iPayMobil Common Stock that may be issued prior to the Closing pursuant to the Private Placement as described in Section 2(b) above, the iPayMobil Convertible Debt Common Stock Equivalents, the iPayMobil Warrants and the foregoing shares represent all shares of iPayMobil’ capital stock that will be issued and outstanding as of the Effective Date.

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(b) The iPayMobil Common Stock constitutes duly authorized, validly issued shares of capital stock of iPayMobil. All shares of iPayMobil Common Stock are fully paid for and nonassessable.

(c) The iPayMobil preliminary unaudited financial statements as of and for the year ended December 31, 2014, which have been made available to Aurios (hereinafter referred to as the “iPayMobil Financial Statements”), to the best of iPayMobil’s knowledge, fairly present in all material respects the financial condition of iPayMobil as of the dates thereof and the results of its operations for the periods covered.

(d) Since December 31, 2014, there has not been any material adverse change in the financial position of iPayMobil except changes arising in the ordinary course of business, which changes will not materially or adversely affect the financial position of iPayMobil.

(e) iPayMobil is not a party to any material pending litigation or, to the actual knowledge of its officers (herein, “Knowledge”), any governmental investigation or proceeding, not reflected in the iPayMobil Financial Statements, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against iPayMobil.

(f) iPayMobil is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on iPayMobil.

(g) iPayMobil has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date, except where failure to do so would have no material adverse effect on iPayMobil.

(h) iPayMobil has not materially breached any material agreement to which it is a party. iPayMobil has made available to Aurios for its review copies of or access to all material contracts, commitments or agreements to which iPayMobil is a party, including all contracts covering relationships or dealings with related parties or affiliates.

(i) iPayMobil has no subsidiaries.

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(j) iPayMobil has made its corporate financial records, minute books, and other corporate documents and records available for review to management of Aurios prior to the Effective Date, during reasonable business hours and on reasonable notice.

(k) Subject to the receipt of stockholder approval, iPayMobil has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the board of directors of iPayMobil and by the stockholders of iPayMobil. The execution of this Agreement does not materially violate or breach any material agreement or contract to which iPayMobil is a party, and iPayMobil, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which iPayMobil is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or Bylaws of iPayMobil.

(l) Information regarding iPayMobil which has been delivered by iPayMobil to Aurios for use in connection with the Merger is true and accurate in all material respects.

5. Representations of Aurios and ZipRemit Sub. Aurios and ZipRemit Sub hereby jointly and severally represent and warrant to iPayMobil as follows, each of which representations and warranties shall continue to be true as of the Effective Date, and upon which joint counsel in connection with the Merger for Aurios and iPayMobil, Krueger, LLP, may rely:

(a) To the best of management’s knowledge, as of the Effective Date, the shares of Amended Aurios Common Stock to be issued and delivered to the iPayMobil stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Aurios capital stock, free of all liens and encumbrances.

(b) Aurios and ZipRemit Sub have the corporate power to enter into this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the respective board(s) of directors, and to the extent legally required, stockholder approval, of Aurios and as to ZipRemit Sub by Aurios. To the best of management’s knowledge, the execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Aurios or ZipRemit Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Aurios or ZipRemit Sub or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles or Certificate of Incorporation or Bylaws of Aurios or ZipRemit Sub.

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(c) Aurios and ZipRemit Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the states of Nevada or Arizona where applicable.

(d) To the best of Aurios management’s Knowledge, as of the date of this Agreement, Aurios’ authorized capital stock consists of ninety million (90,000,000) shares of common stock, no par value, of which four million five hundred ninety thousand five hundred (4,597,500) shares are issued and outstanding (the “Aurios Common Stock”) as of the date hereof and (ii) ten million (10,000,000) shares of preferred stock, no par value, of which none are issued and outstanding (the “Aurios Preferred Stock”) as of the date hereof. ZipRemit Sub’s capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock (“ZipRemit Sub’s Common Stock”), of which 1,000 shares are outstanding, all of which are owned by Aurios, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of Aurios and ZipRemit Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. To the best of management’s Knowledge, there are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Aurios or ZipRemit Sub.

(e) To the best of iPayMobil management’s Knowledge, immediately prior to the Closing of the Merger iPayMobil has an authorized capitalization consisting of (i) two hundred million (200,000,000) shares of common stock, no par value, of which eighty-six million three hundred twenty-two thousand (86,322,000) shares are issued and outstanding (the “iPayMobil Common Stock”) as of the date hereof, (ii) two million two hundred thousand (2,200,000) shares of common stock, no par value of iPayMobil, issuable upon conversion of certain debt instruments (the “iPayMobil Convertible Debt Common Stock Equivalents”), and (iii) five million five hundred eighty-three thousand three hundred thirty-two (5,583,332) issued and outstanding common stock purchase warrants, exercisable into five million five hundred eighty-three thousand three hundred thirty-two (5,583,332) shares of common stock, no par value of iPayMobil, with exercise prices of $0.25 per share and $0.50 per share (the “iPayMobil Warrants”). All of the foregoing iPayMobil Convertible Debt Common Stock Equivalents, iPayMobil Warrants, and underlying shares to be issued by iPayMobil prior to the Merger shall be exchanged for Aurios Convertible Debt Common Stock Equivalents or Aurios Warrants in the Merger on the same basis as the outstanding securities of iPayMobil Common Stock exchanged pursuant to the Merger. All outstanding shares of capital stock of iPayMobil and ZipRemit Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. To the best of management’s Knowledge, there are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of iPayMobil.

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(f) The financial records, minute books, and other documents and records of Aurios and ZipRemit Sub in the actual possession of management of these entities have been made available to iPayMobil prior to the Closing. The records and documents of Aurios and ZipRemit Sub that have been delivered to iPayMobil constitute all of the records and documents of Aurios and ZipRemit Sub that are in the possession of Aurios or ZipRemit Sub.

(g) To the best of Aurios management’s Knowledge, other than as describe herein, there are no currently existing agreements with any affiliates, related or controlling persons or entities.

(h) To the best of Aurios’ management’s Knowledge, Aurios currently has no employees, consultants or independent contractors other than Mr. Gary F. Pryor, Mr. Andrew M. Ling and iPayMobil’s attorneys as well as accountants.

(i) Other than as describe in this Agreement, to the best of Aurios’ management’s Knowledge, Aurios has no material contracts.

6. Closing. The Closing of the transactions contemplated herein shall take place on such date (the “Closing”) as soon as reasonably practicable following the execution of this Agreement, subject to the conditions precedent set forth in Sections 8 and 9 hereto, unless accelerated or extended by the affirmative agreement by all parties. The “Effective Date” of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

7. Actions Prior to Closing.

(a) Prior to the Closing, iPayMobil on the one hand, and Aurios and ZipRemit Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, hereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

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(b) Prior to the Closing, iPayMobil, Aurios and ZipRemit Sub agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that Aurios is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, Aurios shall provide iPayMobil with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that iPayMobil may request.

(c) Other than the adoption of the Aurios Amended Articles referenced in Section 2(b)(2) herein, there shall be no issuance of shares, no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of iPayMobil’ Common Stock after the date hereof and there shall be no dividends or other distributions paid on Aurios’ common stock, or shares of Aurios capital stock issued, after the date hereof, in each case through and including the Effective Date. Aurios and ZipRemit Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

(d) Prior to the Closing, if requested by iPayMobil, Aurios shall adopt a new stock option plan or amend its existing stock option plan in the manner as requested by iPayMobil.

(e) Prior to the Closing, the board of directors of each, Aurios and ZipRemit Sub, shall approve the Merger, this Agreement, and the transactions contemplated hereby, and shall cause the resignations of each of its officers and directors of Aurios and ZipRemit Sub as of the Closing and take such action as is necessary to appoint the iPayMobil nominees to the Aurios Board.

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8. Conditions Precedent to the Obligations of iPayMobil. All obligations of iPayMobil under this Agreement are subject to the fulfillment, prior to or as of the Closing or the Effective Date, as indicated below, of each of the following conditions:

(a) The representations and warranties by or on behalf of Aurios and ZipRemit Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

(b) Aurios and ZipRemit Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c) On or before the Closing, the directors and stockholders of Aurios shall have approved in accordance with applicable Arizona law the execution and delivery and shall have filed the Aurios Amended Articles attached hereto as Exhibit B.

(d) On or before the Closing, the directors, and to the extent legally required, the stockholders of Aurios and ZipRemit Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement, the Aurios Amended Articles and the consummation of the transactions contemplated herein.

(e) On or before the Closing Date, Aurios and ZipRemit Sub shall have delivered certified copies of resolutions of the sole stockholder and directors of ZipRemit Sub and of the directors of Aurios approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Aurios and ZipRemit Sub to comply with the terms of this Agreement, including the election of iPayMobil’s nominees to the Board (of Aurios) and all matters outlined or contemplated herein.

(f) The Merger shall be permitted by applicable state law and otherwise, Aurios shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(g) The capitalization of Aurios shall be as set forth in Section 5(h) herein.

(h) At Closing, all of the directors and officers of Aurios shall have resigned in writing from their positions as directors and officers of Aurios effective upon the election and appointment of the iPayMobil nominees, and the directors of Aurios shall take such action as may be necessary or desirable regarding such election and appointment of iPayMobil nominees.

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(i) At the Closing, all instruments and documents delivered by Aurios or ZipRemit Sub, including to iPayMobil stockholders pursuant to the provisions hereof, shall be reasonably satisfactory to legal counsel of iPayMobil.

(j) iPayMobil shall have received reasonable assurance of its accountants and legal advisors, to the extent it deems necessary, that the Merger shall be in full compliance with all applicable securities law requirements in connection with the Merger and the Closing contemplated by this transaction.

(k) The shares of restricted Aurios capital stock to be issued to iPayMobil stockholders at Closing will be validly issued, nonassessable and fully paid for under Arizona corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

(l) iPayMobil shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction is considered a tax-free reorganization as to iPayMobil and all of the iPayMobil Stockholders.

(m) iPayMobil shall have received all necessary and required approvals and consents from required parties and from its stockholders.

(n) iPayMobil shall have completed its due diligence of ZipRemit Sub and Aurios, to its full satisfaction, at its sole and absolute discretion.

9. Conditions Precedent to the Obligations of Aurios and ZipRemit Sub. All obligations of Aurios and ZipRemit Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and the Effective Date, of each of the following conditions:

(a) The representations and warranties by iPayMobil contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing and the Effective Date as though such representations and warranties were made at and as of such times.

(b) iPayMobil shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

10. Survival and Indemnification. None of the representations, warranties, and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing.

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11. Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Notwithstanding any investigation conducted by any party hereto or any information any party may receive, all representations, warranties, covenants and agreements contained in this Agreement (or in any schedule, certificate, document or statement delivered pursuant hereto) shall survive only until the Closing.

12. Documents at Closing. At the Closing, the following documents shall be delivered:

(a) iPayMobil will deliver, or will cause to be delivered, to Aurios the following:

(1) a certificate executed by the President of iPayMobil to the effect that all representations and warranties made by iPayMobil under this Agreement are true and correct as of the Closing and as of the Effective Date, the same as originally given to Aurios or ZipRemit Sub on said date;

(2) a certificate from the state of iPayMobil’s incorporation dated within five business days of the Closing to the effect that iPayMobil is in good standing under the laws of said state;

(3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(4) an executed copy of the Certificates of Merger for filing in both Arizona and Nevada;

(5) a certified copy of resolutions adopted by the stockholders and directors of iPayMobil authorizing the Merger; and

(6) all other items, the delivery of which is a condition precedent to the obligations of Aurios and ZipRemit Sub, as set forth herein; and

15

(b) Aurios and ZipRemit Sub will deliver or cause to be delivered to iPayMobil:

(1) stock certificates representing those securities of Aurios to be issued as a part of the Merger as described in Section 2 hereof;

(2) a certificate of the President of Aurios and ZipRemit Sub, respectively, to the effect that all representations and warranties of Aurios and ZipRemit Sub made under this Agreement are true and correct as of the Closing, the same as originally given to iPayMobil on said date;

(3) a certified copy of resolutions adopted by Aurios’ and ZipRemit Sub’s board of directors and ZipRemit Sub’s sole stockholder authorizing the Merger and Aurios’ Amended Articles and all related matters;

(4) a certificate from the Arizona Secretary of State dated within five business days of the Closing Date that the Aurios Amended Articles have been accepted for filing;

(5) certificates from the jurisdictions of incorporation of Aurios and ZipRemit Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(6) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(7) the written resignation of all officers and directors of Aurios and ZipRemit Sub as of the Closing and written appointment of the iPayMobil nominees as directors and officers; and

(8) all other items, the delivery of which is a condition precedent to the obligations of iPayMobil, as set forth in Section 8 hereof.

13. Closing Covenants. [Intentionally deleted]

14. Miscellaneous.

(a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

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(c) Termination. This Agreement and all obligations hereunder (other than those under Section 14(l)) may be terminated (i) after December 31, 2015 at the discretion of either party if the Closing has not occurred by December 31, 2015 (unless the Closing date is extended with the consent of both iPayMobil and Aurios) for any reason other than the default hereunder by the terminating party, or (ii) at any time by the non-breaching party if any of the representations and warranties made herein by the other party have been materially breached.

(d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

(f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger attached hereto as Exhibit A and the Amended Aurios Articles attached hereto as Exhibit B, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j) Time. Time is of the essence.

(k) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(l) Responsibility and Costs. In the event that the Merger is not consummated, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. If the Merger is consummated, the Surviving Corporation shall pay for all merger-related fees.

(m) Applicable Law. This Agreement shall be construed and governed by the laws of the State of Nevada without reference to principles of conflicts of laws.

(n) Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Carson City or Las Vegas, State of Nevada, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ZIPREMIT CREDIT CORP.		IPAYMOBIL, INC.

By:		By:
	Gary F. Pryor, President		Andrew M. Ling, President

AURIOS INC.

By:
Andrew M. Ling, President

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EXHIBIT A

ARIZONA AND NEVADA CERTIFICATES OF MERGER

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

ZipRemit Credit Corp.
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

iPayMobil, Inc.
Name of **merging** entity

Arizona
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Name of **surviving** entity

Jurisdiction

Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

19

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn: ZipRemit, Inc.

c/o: Gary F. Pryor
15941 N. 77th Street, Suite #4
Scottsdale, AZ 85260

3) **Choose one:**

- [X] **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**
- [ ] **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

- [ ] **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

20

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

ZipRemit Credit Corp.
Name of **merging** entity, if applicable

iPayMobil, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

ZipRemit Credit Corp. (fka iPayMobil, Inc.)
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

21

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

22

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: March 6, 2015 **Time:** 9:00 AM

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

23

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

ZipRemit Credit Corp.
Name of **merging** entity

X ______________________ Gary F. Pryor/CFO 03/06/15
Signature Title Date

iPayMobil, Inc.
Name of **merging** entity

X ______________________ Andrew M. Ling/President 03/06/15
Signature Title Date

Name of **merging** entity

X ______________________
Signature Title Date

Name of **merging** entity

X ______________________
Signature Title Date

and,

ZipRemit Credit Corp. (fka iPayMobil, Inc.)
Name of **surviving** entity

X ______________________ Andrew M. Ling/President 03/06/15
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

24

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

STATEMENT OF DOMESTICATION

Read the Instructions M090i

1. DOMESTICATING ENTITY NAME: ZipRemit, Inc.

1.1 DOMESTICATING ENTITY JURISDICTION OF ORGANIZATION: Nevada

1.2 DOMESTICATING ENTITY TYPE – (e.g., corporation, LLC): Corporation

1.3 DOMESTICATING ENTITY ORIGINAL DATE OF INCORPORATION/ORGANIZATION: 08/07/01

2. DOMESTICATED ENTITY NAME:

ZipRemit, Inc. (formerly known as Aurios Inc.)

2.1 DOMESTICATED ENTITY JURISDICTION OF ORGANIZATION: Arizona

2.2 DOMESTICATED ENTITY TYPE – Check only one and follow instructions:

☑ **Arizona corporation** – attach to this Statement the Articles of Incorporation.

☐ **Arizona LLC –** attach to this Statement the Articles of Organization.

☐ **Arizona limited liability partnership –** attach to this Statement the Statement of Qualification. *NOTE* – partnerships must also file with the Arizona Secretary of State.

☐ **Foreign corporation seeking registration with the A.C.C. -** attach to this Statement the Application for Authority.

☐ **Foreign LLC seeking registration with the A.C.C. -** attach to this Statement the Application for Registration.

☐ **Foreign corporation, LLC, or other entity that is not, and will not, be registered with the A.C.C.**

3. FOREIGN DOMESTICATED ENTITY, NOT QUALIFIED IN ARIZONA – MAILING ADDRESS (foreign entities that are not and will not be qualified to transact business or conduct affairs in Arizona must provide a mailing address to which service of process may be mailed):

Attention (optional)		
Address 1		
Address 2 (optional)		
City	State or Province	Zip
Country		

M090.001
Rev: 2014

Arizona Corporation Commission – Corporations Division
Page 1 of 2

25

4. **APPROVAL OF DOMESTICATION – (applies to the domesticating entity):**
By the signature appearing on this Statement of Domestication, the domesticating entity declares under the penalty of perjury that the plan of domestication was approved by the Arizona domesticating entity in accordance with A.R.S. § 29-2203, or, if the domesticating entity is a foreign entity, in accordance with the laws of its jurisdiction of organization.

5. **DELAYED EFFECTIVE DATE –** Complete this section only if the domestication will have a *delayed* effective date of not more than 90 days after delivery of the Statement to the A.C.C. – list that date below:

____

SIGNATURES: **The domesticating entity must sign.**

The signer of this Statement declares and certifies *under penalty of perjury* that this Statement together with any attachments is submitted in compliance with Arizona law.

Entity Name: ZipRemit, Inc. (fka Aurios Inc.)	
Signature:	Date:
Print name and title of person signing: Andrew M. Ling	

Filing Fee: $100.00 (corporations) $50 (LLCs) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the **minimum** provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are **public record** and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.

M090.001
Rev: 2014

Arizona Corporation Commission – Corporations Division
Page 2 of 2

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EXHIBIT B

AMENDMENT TO

ARTICLES OF INCORPORATION

OF AURIOS INC.

Pursuant to the provisions of Sections 10-1003, 10-1006 and 10-1007 of the Arizona Revised Statutes, the undersigned Corporation hereby adopts the following Amendment to the Articles of Incorporation:

FIRST: Article I is hereby amended and restated in its entirety as follows:

The name of the Corporation is ZipRemit, Inc.

SECOND: Article IV is hereby amended and restated in its entirety as follows:

ARTICLE IV - CAPITAL STOCK

(a) Authorized Shares. The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Ninety Million (190,000,000) shares will be Common Stock, with no par value per share, and Ten Million (10,000,000) shares will be blank check preferred stock, with no par value per share.

(b) Blank Check Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed in this Article IV, to provide for the issuance of the shares of blank check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Arizona, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series will include but not be limited to, the rights to determine the following:

(i) The number of shares constituting that series and the distinctive designation of that series, which may be a distinguishing number, letter or title;

(ii) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series will have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

27

(iv) Whether that series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(v) Whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series.

Each series of serial preferred stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent, as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial preferred stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued preference stock. All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

The Corporation may issue rights, options and warrants to purchase shares of stock of the Corporation to directors, officers or employees of the Corporation or any affiliate therefore or any third party, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

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The Board of Directors may from time to time, without shareholder approval, distribute on a pro rata basis to all shareholders a portion of the Corporation’s assets, in cash or in property, so long as the Corporation is not rendered insolvent thereby as provided under the laws of the State of Arizona.

THIRD: The Articles of Amendment were unanimously recommended for Shareholder approval by Unanimous Written Consent Action by the Board of Directors of the Corporation, dated as of March 5, 2015.

FOURTH: The number of shares of common stock of the Corporation outstanding at the time of such adoption was 4,597,500 shares and the number of shares entitled to vote thereon was 4,597,500 shares.

FIFTH: The designation and number of outstanding shares of each class or series of securities entitled to vote thereon as a class or series were as follows:

CLASS OR SERIES	NUMBER OF SHARES
Common Stock	4,597,500

SIXTH: By class or series of securities, the number of shares of each class or series of securities voting for or against such amendment, was as follows:

CLASS OR SERIES	NUMBER OF SHARES FOR	NUMBER OF SHARES AGAINST
Common Stock	[___________]	[___________]

The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

SEVENTH: This Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

EIGHTH: This Amendment does not effect a change in the amount of stated capital.

DATED: As of March 5, 2015.

Aurios Inc., an Arizona corporation

By:	/s/ Andrew M. Ling
Name:	Andrew M. Ling
Title:	Chairman, President and Chief Executive Officer

29